EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                              WINDSOR CAPITAL CORP.

                                  ------------

         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST: The name of the corporation (hereinafter called the "corporation") is

                              WINDSOR CAPITAL CORP.

         SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 35,000,000, consisting of 10,000,000 shares of Preferred Stock, all of a par value of $.01, and 25,000,000 shares of Common Stock, all of a par value of $.001.

         The Preferred Stock may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors from time to time, pursuant to the authority herein given, a copy of which resolution or resolutions shall have been set forth in a Certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issuance of the stock of such series. All shares of any one series of Preferred Stock shall be alike in every particular.


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         FIFTH: The name and the mailing address of the incorporator are as follows:

    NAME                                          MAILING ADDRESS
    ----                                          ---------------
N.S. Truax                          229 South State Street, Dover, Delaware

         SIXTH: The corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the


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         corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                  3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         TENTH: The corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the number and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this


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certificate of incorporation are granted subject to the provisions of this
Article ELEVENTH.

Signed on     JUNE 24, 1988.

                                         /s/ N.S. TRUAX
                                         --------------------------------
                                         N.S. Truax, Incorporator

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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              WINDSOR CAPITAL CORP.
                             A DELAWARE CORPORATION

         Pursuant to the Delaware General Corporation Law, Article I of the Certificate of Incorporation of WINDSOR CAPITAL CORP., a Delaware corporation, hereinafter referred to as the "Corporation", is amended to read as follows:

                                    ARTICLE I

         The name of the Corporation is Innovative Health Systems, Inc.

         The foregoing Amendment to the Certificate of Incorporation of the Corporation was proposed by the directors and approved by the Corporation's shareholders on May 4, 1995, pursuant to Section 242 of the Delaware General Corporation Law. The number of votes cast in favor of the amendment by the shareholders was sufficient for approval of the amendment.

         In accordance with Section 103 of the Delaware General Corporation Law, this Amendment shall be effective upon filing by the Department of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment effective as of the 4th day of May, 1995.

                                       WINDSOR CAPITAL CORP.

                                       By: /s/ ROBERT M. LEOPOLD
                                           -------------------------------------
                                           Robert M. Leopold,
                                           an officer thereof

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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         INNOVATIVE HEALTH SYSTEMS, INC.
                          (F/K/A WINDSOR CAPITAL CORP.)
                             A DELAWARE CORPORATION

         Pursuant to the Delaware General Corporation Law, Article I of the Certificate of Incorporation of INNOVATIVE HEALTH SYSTEMS, INC., a Delaware corporation formerly known as Windsor Capital Corp., hereinafter referred to as the "Corporation", is amended to read as follows:

                                    ARTICLE I

         The name of the Corporation is Windsor Capital Corp.

         The foregoing Amendment to the Certificate of Incorporation of the Corporation was proposed by the directors and approved by the Corporation's shareholders on July 12, 1995, pursuant to Section 242 of the Delaware General Corporation Law. The number of votes cast in favor of the amendment by the shareholders was sufficient for approval of the amendment.

         In accordance with Section 103 of the Delaware General Corporation Law, this Amendment shall be effective upon filing by the Department of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment effective as of the 12th day of July, 1995.

                                     INNOVATIVE HEALTH SYSTEMS, INC.

                                     By: /s/ ROBERT M. LEOPOLD
                                         ---------------------------------------
                                         Robert M. Leopold,
                                         an officer thereof

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                              CERTIFICATE OF MERGER
                                       OF
             WOODFIELD ENTERPRISES, INC. INTO WINDSOR CAPITAL CORP.

                            (Under Section 252 of the
                General Corporation Law of the State of Delaware)

         WINDSOR CAPITAL CORP. HEREBY CERTIFIES THAT:

         1. Windsor Capital Corp., a Delaware corporation, and Woodfield Enterprises, Inc., a Florida corporation, have entered into an Agreement and Plan of Merger dated December 18, 1997.

         2. The Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each constituent corporation in accordance with Section 252(c) of the Delaware General Corporation Law.

         3. Windsor Capital Corp., a Delaware corporation, will be the surviving corporation.

         4. The certificate of incorporation of the surviving corporation shall remain its certificate of incorporation after the merger.

         5. The Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation:

                             350 E. Irving Park Road
                             Roselle, Illinois 60172

         6. A copy of the Agreement and Plan of Merger will be given to any shareholder of either constituent corporation on request and without cost.

         7. The authorized capital stock of Woodfield Enterprises, Inc. consists of 20,000,000 shares of common stock, $.001 per value.

         IN WITNESS WHEREOF, Windsor Capital Corp. has caused this certificate to be signed by its duly authorized officer, this 29th day of December, 1997.

                                            WINDSOR CAPITAL CORP.

                                            By: /s/ ROBERT M. LEOPOLD
                                                --------------------------------
                                                President

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                              CERTIFICATE OF MERGER
                                       OF
              BOYNTON TOBACCONISTS, INC. INTO WINDSOR CAPITAL CORP.

                            (Under Section 252 of the
                General Corporation Law of the State of Delaware)

         WINDSOR CAPITAL CORP. HEREBY CERTIFIES THAT:

         1. Windsor Capital Corp., a Delaware corporation, and Boynton Tobacconists, Inc., a Florida corporation, have entered into an Agreement and Plan of Merger dated as of January 29, 1998.

         2. The Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each constituent corporation in accordance with Section 252(c) of the Delaware General Corporation Law.

         3. Windsor Capital Corp., a Delaware corporation, will be the surviving corporation.

         4. The certificate of incorporation of the surviving corporation shall remain its certificate of incorporation after the merger.

         5. The Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation:

                                 2501 Davie Road
                                    Suite 230
                          Ft. Lauderdale, Florida 33317

         6. A copy of the Agreement and Plan of Merger will be given to any shareholder of either constituent corporation on request and without cost.

         7. The authorized capital stock of Boynton Tobacconists, Inc. consists of 500 shares of common stock, $1.00 par value per share.

         IN WITNESS WHEREOF, Windsor Capital Corp. has caused this certificate to be signed by its duly authorized officer, this 29th day of January, 1998.

                                            WINDSOR CAPITAL CORP.

                                            By: /s/ GARY N. MANSFIELD
                                                --------------------------------
                                                Gary N. Mansfield,
                                                Chief Executive Officer